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                                                                    Exhibit 10.7



                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of December 21, 1998 between THE
DIME SAVINGS BANK OF NEW YORK, FSB (the "Bank"), a federal stock savings bank having its principal executive offices at 589 Fifth Avenue, New York, New York 10017, and Richard A. Mirro (the "Officer").

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        A. The Bank is desirous of employing the Officer upon the terms and conditions set forth in this Agreement.

        B. The Officer is desirous of being employed by the Bank upon the terms and conditions set forth in this Agreement.

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         Therefore, the Bank and the Officer, intending to be legally bound, agree as follows:
                  1. Employment. Subject to the terms and conditions of this Agreement, the Bank hereby employs the Officer, and the Officer hereby accepts such employment.

                  2. Term of Employment. (a) The initial term of the Officer's employment under this Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until March 1, 2001. This Agreement shall be renewed automatically for one additional year on March 1, 1999, and on each March 1 thereafter, unless (a) the
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Officer or the Bank gives contrary written notice to the other, at least 10 days prior to any such renewal date, or (b) this Agreement has been otherwise terminated in accordance with its provisions. During each calendar year of the term of this Agreement beginning with 1999 (unless notice of non-renewal of this Agreement shall have previously been given by the Bank or the Officer pursuant to the immediately preceding sentence), the Board of Directors of the Bank shall, no later than the last day in such year on which the Bank may give the Officer notice of non-renewal pursuant to the immediately preceding sentence, review and determine whether the Bank shall give the Officer notice of non-renewal with respect to the March 1 renewal date in such year; provided, however, that nothing in this sentence shall be construed as limiting the Bank's ability to give notice of non-renewal pursuant to the immediately preceding sentence at any other time. A determination by the Board of Directors of the Bank in any year that the Bank shall not give notice of non-renewal with respect to the March 1 renewal date in such year shall be deemed to be the Board's approval of the renewal of this Agreement on such renewal date. Except as otherwise provided in Sections 8(e) and 11(c)(v) of this Agreement, neither the giving of notice of non-renewal pursuant to clause (a) of the second sentence of this Section 2(a), nor the subsequent expiration of the Term of this Agreement as a result of the giving of such notice, shall be deemed to be a termination of the Officer's employment under this Agreement. (As used in this Agreement, (i) "Term" shall mean the initial term and any renewal term of this Agreement and
(ii) "remaining Term" shall mean the balance of the Term in effect at a specified time without regard to potential future renewals under

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the renewal provision of this Section 2(a); provided, however, that, solely for purposes of Section 11(c)(ii), "remaining Term" shall mean the balance of the Term in effect at the time of the Change in Control specified therein plus the number of days, if any, by which the six month period plus the 90-day period noted therein extends beyond the date upon which the expiration of the otherwise remaining Term in effect at that time was to have occurred.)

                  (b) The Officer's employment may be terminated during the Term of this Agreement by the Bank or the Officer in the manner specified in this Agreement. Any such termination of employment shall result in a termination of this Agreement on the Effective Date of Termination (as defined in Section 13); provided that, notwithstanding anything to the contrary in the foregoing, any right of the Officer to any payments or benefits as a result of a termination of the Officer's employment (as provided in this Agreement) shall survive the termination of this Agreement.

                  3. Offices. During the Term, the Officer shall serve as an officer of the Bank. In addition, during the Term the Officer shall serve as an officer of the Bank's mortgage banking subsidiary, North American Mortgage Company, or its successor (the "Subsidiary"), and, for the period for which the Officer may from time to time be elected, as an officer or director of other subsidiaries or affiliates of the Bank.

                  4. Duties. (a) The Officer shall serve as the President and Chief Operating Officer of the Subsidiary and shall perform such duties in connection therewith as may be assigned to him from time to time by the Chief Executive Officer of the Subsidiary.

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                  (b) If and from such time as approved by the Subsidiary's
Board of Directors, the Officer shall serve as Chief Executive Officer of the Subsidiary. While President and Chief Operating Officer of the Subsidiary during such period, the Officer shall continue to perform the duties in connection therewith set forth in Section 4(a). In the event the Officer is named as Chief Executive Officer of the Subsidiary, the Officer shall perform such duties in connection therewith as may be assigned to him from time to time by the Chief Executive Officer of the Bank.

                  (c) During the Term (except for periods of illness and vacation), substantially all of the Officer's business time, attention, skill and efforts shall be devoted to the performance of the Officer's duties under this Agreement.

                  5. Compensation. (a) The annualized salary of the Officer shall be at the rate of $375,000 during the portion of the Term that the Officer is President and Chief Operating Officer of the Subsidiary, which shall, subject to the provisions of Section 5(e), be payable in installments in accordance with the prevailing general payroll practice of the Bank as it may exist from time to time.

                  (b) If and when the Officer is named Chief Executive Officer of the Subsidiary, the annual salary of the Officer shall be at a minimum rate of $375,000 during the period (if any) that he serves in such position. Such annual salary shall, subject to the provisions of Section 5(e), be payable in installments in accordance with the prevailing general payroll practice of the Bank as it may exist from time to time.

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                  (c) The Board of Directors of the Bank (or a duly authorized committee of the Board) may increase or decrease (but not below the relevant level described in Section 5(a) or (b)) the Officer's annual salary from time to time; provided that, except for otherwise permitted decreases that are applied generally to officers of comparable rank, such annual salary shall not be decreased by more than 25% in any one calendar year. As used in this Agreement, "annual salary" shall mean, at any time, the annual rate of salary then payable to the Officer pursuant to this Section 5 (before deduction of any amounts deferred under any deferred compensation plan of the Bank, any voluntary contributions to the Retirement 401(k) Investment Plan of Dime Bancorp, Inc. (the "Company"), or other similar qualified plan (collectively, the "401(k) Plan"), or any other deductions from income) and shall be exclusive of bonuses, incentive compensation or other compensation or benefits paid to or accrued for the Officer other than pursuant to this Section 5.

                  (d) The Officer shall not have or acquire by virtue of this Agreement any rights to participate in, or receive benefits with respect to, any compensation or benefit plan or program of the Bank, except (i) that while employed by the Bank the Officer may participate in such plans or programs to the extent provided in such plans and programs and on the same basis as if the Officer's employment were not subject to the terms and conditions of this Agreement, or (ii) as otherwise specifically provided in this Agreement. The Officer shall participate in the Company's Supplemental Executive Retirement Plan (the "SERP") with a "Pension Goal" under such plan of not less than 50% of "Average

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Compensation" (with each such term as defined in the SERP), subject to the vesting provisions under the SERP or, solely as applicable, Section 11(g)(i).

                  (e) Notwithstanding anything to the contrary in the foregoing provisions, the payment of any amounts that would otherwise be payable to the Officer but which would be in excess of the amount which the Company, the Bank or the Subsidiary could deduct for federal income tax purposes if then paid, on account of the operation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deferred to the extent such deferral is required pursuant to a policy adopted by the Compensation Committee of the Company or the Bank and, to the extent so deferred, shall be payable pursuant to the relevant terms of the Dime Bancorp, Inc. Voluntary Deferred Compensation Plan.

                  6. Disability. (a) The Bank may terminate the Officer's employment under this Agreement for "permanent disability" if (i) the Officer shall become physically or mentally disabled or incapacitated to the extent that the Officer has been absent from the Officer's duties with the Bank on account of such disabilities or incapacitation as determined in a manner consistent with the policy which applies generally to employees of the Bank on a full-time basis for a period of six consecutive months, and (ii) within 30 days after written notice of proposed termination for permanent disability is given by the Bank to the Officer, the Officer shall not have returned to full-time performance of the Officer's duties.

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                  (b) In the event of termination for "permanent disability,"
the Bank shall continue to pay the Officer an amount equal to the Officer's then annual salary pursuant to Section 5 (less any benefits that would have been payable to the Officer had the Officer elected the maximum available amount of disability insurance coverage available from the Bank) for a period commencing on the Effective Date of Termination and ending on the first anniversary thereof (or the end of the remaining Term in effect prior to the Effective Date of Termination, if earlier). Notwithstanding the first sentence of this Section 6(b), any such payment shall terminate upon the earliest to occur of (A) the date the Officer returns to full-time employment with the Bank; (B) the Officer's full-time employment by another employer; or (C) the Officer's death. In the event of termination for "permanent disability," the Bank also shall continue to provide until the end of the remaining Term in effect prior to the Effective Date of Termination (or the Officer's earlier death) all life, medical and dental insurance coverage maintained by the Bank for full-time employees, provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay. In the event of a termination of the Officer's employment for "permanent disability" at any time during the remaining Term in effect at the time of a Change in Control (as defined in Section 11(a)), the provisions of Section 11 shall apply in lieu of the provisions of this Section 6(b).

                  (c) There shall be no reduction in the compensation payable to the Officer or the Officer's other rights under this Agreement during any period when the Officer is

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incapable of performing some or all of the Officer's duties by reason of temporary or partial disability.

                  7. Death. In the event of the Officer's death during the Term, this Agreement and all of the Bank's obligations under this Agreement shall terminate.

                  8. Termination by the Bank. (a) The Bank may terminate the Officer's employment under this Agreement at any time by giving the Officer written notice of such termination, provided that, except where termination is for "cause" (as defined in Section 8(b)), such notice shall be provided at least 30 days prior to the Effective Date of Termination. In the event of a termination of the Officer's employment by the Bank, other than a termination for "cause" (as defined in Section 8(b)), the Bank shall (subject to the provisions of Section 8(c)) continue, during each month from the Effective Date of Termination for a 24-month period, to (1) pay to the Officer the sum of 1/12 of the Officer's annual salary in effect immediately prior to the Effective Date of Termination plus 1/12 of the amount of the Officer's target bonus as in effect for the year in which the termination occurs, and (2) maintain for the Officer (and, during such period and prior to the Officer's death, for the Officer's spouse and dependents, as applicable) the same level of life, medical and dental insurance coverage as is maintained by the Bank for full-time employees of the Bank, provided that the Officer shall continue to pay any amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay. In the event of a termination of the Officer's employment by the Bank at any time during the remaining Term in effect at the time of a Change in Control, the

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provisions of Section 11 shall apply in lieu of the provisions of the immediately preceding sentence of this Section 8(a).

                  (b) The Officer shall have no right to receive compensation or other benefits under this Agreement for any period after the Effective Date of Termination if the Officer's employment is terminated for cause. As used in this Agreement, "cause" shall mean the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of any provision of this Agreement.

                  (c)(i) Notwithstanding any other provision of this Section 8 or of Section 11, if at the Effective Date of Termination any statute, regulation, order, agreement, or regulatory interpretation thereof that is valid and binding upon the Bank (a "Regulatory Restriction") shall restrict, prohibit or limit the amount of any payment or the provision of any benefit that the Bank would otherwise be liable for under this Section 8 or under Section 11, then the amount that the Bank shall pay to the Officer hereunder shall not exceed the maximum amount permissible under such Regulatory Restriction; provided, that if such Regulatory Restriction shall subsequently be rescinded, superseded, amended or otherwise determined not to restrict, limit or prohibit payment by the Bank of amounts otherwise due the Officer hereunder, then the Bank shall promptly thereafter pay to such

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Officer any amounts (or the value of any benefit) previously withheld from such
Officer as a result of such Regulatory Restriction.

                  (ii) Notwithstanding any other provision of this Section 8 or of Section 11, in the event that any amount otherwise payable hereunder other than on account of events described in Section 11(c)(i), 11(c)(ii) or 11(c)(iii) following a Change in Control (as hereinafter defined) would be deemed to constitute a parachute payment (a "Parachute Payment") within the meaning of
Section 280G of the Code, and if any such Parachute Payment, when added to any other payments which are deemed to constitute Parachute Payments, would otherwise result in the imposition of an excise tax under Section 4999 of the Code, the amounts payable hereunder (other than amounts payable under the SERP or otherwise payable on account of events described in Sections 11(c)(i), 11(c)(ii) or 11(c)(iii) following a Change in Control) shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax. Any such limitation shall be applied to such compensation and benefit amounts, and in such order, as the Bank shall determine in its sole discretion. References to the Code in this Agreement shall be to the Code as presently in effect or to the corresponding provisions of any succeeding law.

                  (d) As of the date hereof, the principal place of business at which the Officer shall be based for the performance of his duties pursuant to this Agreement is located in Tampa, Florida. If the Bank shall relocate the principal place of business at which the Officer shall be based for the performance of his duties pursuant to this Agreement to a location which is more than 75 miles from Tampa, Florida, the Officer

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shall have the right, for a period of 30 days following such relocation, to elect to treat such relocation as a termination of the Officer's employment by the Bank without cause (as defined in Section 8(b)) by giving the Bank written notice of such election. In the event that the Officer fails to give such notice within such 30-day period, he shall be deemed to have waived his right to make such an election with respect to such relocation. If the Bank shall relocate the principal place of business at which the Officer shall be based for the performance of his duties pursuant to this Agreement to a location which is more than 75 miles from Tampa, Florida following a Change in Control and the Officer elects to treat such relocation as a termination of the Officer's employment by the Bank, the provisions of Section 11 shall apply in lieu of the provisions of this Section 8.

                  (e) In the event that notice of non-renewal is given by the Bank pursuant to Section 2(a), the Officer shall have the right for a period of 30 days following receipt of such notice to elect to treat it as a termination of the Officer's employment by the Bank without cause (as defined in Section 8(b)) by giving the Bank written notice of such election. In the event that the Officer fails to give such notice within such 30-day period, he shall be deemed to have waived his right to make such an election with respect to such notice of non-renewal.

                  (f) Upon the termination of the Officer's employment by the Bank pursuant to the provisions of this Section 8, to the extent not otherwise limited by Section 8(c) and except where termination is for "cause" (as defined in Section 8(b)), each outstanding Non-Accelerated Stock Option (as defined in
Section 11(d)(ii)) and each share of

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restricted stock which has not previously vested held by the Officer shall (to the extent permitted by the plan under which such Non-Accelerated Stock Option or the right to purchase such restricted stock was granted), notwithstanding anything to the contrary in the grant letter related to such Non-Accelerated Stock Option or restricted stock and regardless of the actual Effective Date of Termination, immediately vest and become exercisable, in the case of a Non-Accelerated Stock Option, and immediately vest, in the case of restricted stock.

                  9. Voluntary Termination by the Officer. The Officer shall have the right to terminate the Officer's employment under this Agreement at any time upon at least 30 but not more than 60 days' prior written notice to the Bank. If this Agreement is terminated pursuant to the immediately preceding sentence, all of the Bank's obligations under this Agreement shall terminate and the Officer shall not be entitled to any compensation or benefits after the Effective Date of Termination, except to the extent provided in Section 11.

                  10. Additional Termination and Suspension Provisions. (a) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

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                  (b) If the Bank is in default (as defined in Section 3(x)(1)
of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

                  (c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of Thrift Supervision or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (d) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (a) pay the Officer all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations which were suspended.

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                  (e) The provisions of paragraphs (a) through (d) of this
Section 10 are required to be set forth in this Agreement by regulations applicable to the Bank on the date of this Agreement. If any such regulation shall hereafter be amended or modified, or if any new regulation applicable to the Bank and effective after the date of this Agreement shall require the inclusion in this Agreement of a provision not presently included in this Agreement, then the foregoing provisions of paragraphs (a) through (d) of this
Section 10 shall be deemed amended to the extent necessary to give effect in this Agreement to any such amended, modified or new regulation.

         11. Change in Control. (a) As used in this Agreement, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election

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         contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or
         (ii) a merger or consolidation effected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by

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         such Person any securities acquired directly from the Company or its
         Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

                  (IV) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

                  (V) the execution of a binding agreement that if consummated would result in a Change in Control of a type specified in clause (I) or (III) of this Section 11(a) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (IV) of this Section 11(a) (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of

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         complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (IV) of this Section 11(a) (a "Plan of Liquidation"), provided however, that a Change in Control of the type specified in this clause
         (V) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date if the Effective Date of Termination of the Officer's employment has not occurred on or prior to the Abandonment Date. As used in this Section, the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale
         Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

                  As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of

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the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule
13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (b) If the Bank, the Company or the Subsidiary shall relocate the principal place of business at which the Officer shall be based for the performance of his duties pursuant to this Agreement to a location which is more than 75 miles from Tampa, Florida after a Change in Control, and if the Officer shall, as a result, be required and agree to change the Officer's principal residence without availing himself of the benefit of Section 8(d), the Bank shall (i) promptly pay (or reimburse the Officer for) all reasonable moving expenses incurred by the Officer as a result of such change in the Officer's principal residence, and (ii) indemnify the Officer against, and reimburse the Officer for, any loss

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incurred as the result of the sale of the Officer's principal residence (which loss shall be computed for the purpose of this Agreement as the difference between the actual sales price (net of closing costs and brokerage fees) of such residence and the fair market value of such residence (computed as of the time such principal place of business is relocated) as determined by an independent real estate appraiser designated and paid by the Bank or the Company and acceptable to the Officer), provided that such sale of the Officer's principal residence occurs within six months after the Bank, the Company or the Subsidiary relocates the principal place of business at which the Officer shall be based.

                  (c)(i) If a Change in Control shall occur, the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e),
(f) and (g) of this Section 11 upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the Change in Control, by the Bank (including, without limitation, a termination for permanent disability), other than a termination for cause, provided that the rights to any such compensation and benefits shall be subject to the limitations and provisions set forth in Section 8(c).

                  (ii) If a Change in Control described in any of clauses (I) -
(IV) of Section 11(a) shall occur, the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e), (f) and the applicable provisions of paragraph (g) of this Section 11 (subject to the limitations and provisions set forth in Section 8(c)) upon the subsequent termination of the Officer's employment, at any time within the 90-day period during the remaining Term (as defined in Section 2(a)) in effect at the time of the Change in Control

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commencing on the date that is six months after the occurrence of such Change in
Control, by the Officer, provided that the Officer has provided notice of his intent to terminate his employment pursuant to this subsection to the Bank within the 30-day period immediately following the Change in Control (a "Timely 11(c)(ii) Notice"), with such Timely 11(c)(ii) Notice setting forth the date of such termination (which shall be at least six months after the date of the Timely 11(c)(ii) Notice).

                  (iii) If (A) a Change in Control shall occur, and thereafter the Bank (notwithstanding its right to do so under Section 4 or Section 5) either (B) makes a material change in the Officer's functions, duties or responsibilities, which change would cause the Officer's position with the Bank or the Subsidiary to become one of lesser responsibility, importance or scope from that in effect immediately prior to the time of the Change in Control or
(C) reduces the Officer's annual salary below that in effect immediately prior to the time of the Change in Control (an event specified in clause (B) or (C) is hereafter referred to as a "Material Change"), the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this Section 11 (subject to the limitations and provisions set forth in Section 8(c)) upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the Change in Control, by the Officer.

                  (iv) If the Officer's employment is terminated by the Bank or by reason of the Officer's permanent disability during the Term but after the expiration of the remaining Term in effect at the time of the Change in Control, then the provisions of Section 6 or 8

(as the case may be) shall apply in lieu of the provisions of paragraphs (d),
(e), (f) and (g) of this Section 11. If the Officer's employment is terminated by the Officer during the Term but after the expiration of the remaining Term in effect at the time of the Change in Control (or if the Officer's employment is terminated by the Officer, other than pursuant to Section 11(c)(ii), during the remaining Term in effect at the time of the Change in Control and no Material Change shall have occurred), then the provisions of Section 9 shall apply in lieu of the provisions of paragraphs (d), (e), (f) and (g) of this Section 11.

                  (v) Only for purposes of determining whether there has been a termination of the Officer's employment during the remaining Term in effect at the time of a Change in Control or within the period described in Section 11(c)(ii) (as specified in paragraphs (c)(i), (c)(ii) and (c)(iii) of this Section 11, as the case may be) so as to entitle the Officer to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this Section 11, a termination of the Officer's employment following a Change in Control shall be deemed to have occurred on such date during the remaining Term that: (A) notice of termination is given by the Bank or the Officer to the other (regardless of the Effective Date of Termination specified in such notice), except that, for purposes of Section 11(c)(ii), notice must be provided by the Officer during the 30-day period set forth therein, and the actual termination of employment must occur at the date specified in a proper Timely 11(c)(ii) Notice (unless another date is otherwise agreed to by the Officer and the Bank); or (B) notice of non-renewal pursuant to Section 2(a) is given by the Bank to the Officer (regardless of when the Term expires). Notwithstanding the immediately preceding sentence, the Officer shall continue to be employed by the Bank pursuant to this Agreement until (1) the Effective Date of Termination specified in the notice of termination or (2) the end of the remaining Term in effect when notice of non-renewal is given pursuant to Section 2 of this Agreement.

                  (d)(i) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 11(c)(i),
(c)(ii) or (c)(iii), to the extent not otherwise limited pursuant to Section 8(c), the Bank shall pay the Officer, as a severance payment for services previously rendered to the Bank, a lump sum equal to: (A) two times the Officer's Annual Compensation, if the Officer's employment is so terminated by the Bank within the period after a Timely 11(c)(ii) Notice has been received by the Bank, and before the date properly set forth in that Notice for the termination of the Officer's employment (the "11(c)(ii) Notice Period"), provided that notice of such termination is provided by or at the direction of Lawrence J. Toal, in his capacity as Chairman of the Board, Chief Executive Officer, or President of the Bank, for reasons of the Officer's performance (but not constituting a termination for cause); or, (B) three times the Officer's Annual Compensation, if the Officer's employment is so terminated either: (1) by the Bank within the 11(c)(ii) Notice Period in a manner other than as provided for in clause (A) above or for any reason (except for a termination for cause) other than the Officer's performance; (2) by the Bank at any time other than during an effective 11(c)(ii) Notice Period, in any manner permitted by this Agreement and otherwise described in Section 11(c)(i); (3) by the Officer pursuant to Section 11(c)(iii) rather than Section 11(c)(ii); or (4) by the Officer in the manner and within the period specified in Section 11(c)(ii). In each instance described above, "Annual Compensation" shall be as in effect immediately prior to the Effective Date of Termination (without regard to any decrease in the Officer's Annual Compensation made after the Change in Control). As used in this Section 11(d)(i), the term "Annual Compensation" shall mean, at any time, an amount equal to the sum of (A) the Officer's annual salary (as defined in Section 5(c)) at such time, plus (B) 100% of the target bonus or other cash incentive that the Officer is eligible to earn in such year pursuant to each plan or program (whether or not such plan or program has been formalized or is in written form) of the Bank in effect for such year that provides for bonuses or other cash incentives, or if no such plan or program has been adopted with respect to such year, 100% of the target bonus or other cash incentive that the Officer was eligible to earn in the most recent year in which such a plan or program was in effect.

                  (ii) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 11(c)(i),
(c)(ii) or (c)(iii), to the extent not otherwise limited pursuant to Section 8(c): (A) each Non-Accelerated Stock Option held by the Officer shall (to the extent permitted by the plan under which such Non-Accelerated Stock Option was granted), notwithstanding anything to the contrary in the grant letter related to such Non-Accelerated Stock Option and regardless of the actual Effective Date of Termination, vest and become exercisable in accordance with the provisions of, and remain exercisable for the term specified in, such grant letter as if there had been no termination of the Officer's employment and the Officer remained in the employment of the Bank for the entire term of such Non-Accelerated Stock Option and (B) each Vested Stock Option held by the Officer shall (to the extent permitted by the plan under which such Vested Stock Option was granted), notwithstanding anything to the contrary in the grant letter related to such Vested Stock Option and regardless of the actual Effective Date of Termination, remain exercisable for the term specified in such grant letter as if there had been no termination of the Officer's employment and the Officer remained in the employment of the Bank for the entire term of such Vested Stock Option. As used in this Section 11(d)(ii), the term (I) "Non-Accelerated Stock Option" shall mean any stock option (including any tandem stock appreciation right) previously or hereafter granted to the Officer under a stock incentive or stock option plan of the Company that has not, pursuant to the provisions of such stock incentive or stock option plan or the grant letter pursuant to which such stock option was granted to the Officer, vested and become exercisable prior to the Effective Date of Termination and (II) "Vested Stock Option" shall mean any stock option (including any tandem stock appreciation right) previously or hereafter granted to the Officer under a stock incentive or stock option plan of the Company that vests and becomes exercisable prior to the Effective Date of Termination.

                  (e) Any payment pursuant to Section 11(d)(i) or 11(g)(ii) shall be made to the Officer within 30 days after the Effective Date of Termination.

                  (f) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 11(c)(i), (c)(ii) or
(c)(iii), to the extent not otherwise limited pursuant to Section 8(c), the Bank shall cause to be continued until the end of the remaining Term in effect prior to the giving of notice of termination or non-renewal (or the Officer's earlier death) the same level of life, disability, medical and dental insurance coverage as is maintained by the Bank for full-time employees of the Bank, provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay.

                  (g)(i)(A) On and after any Change in Control, to the extent not otherwise limited pursuant to Section 8(c), the Officer shall be eligible to be paid, under the SERP, a SERP benefit, to the extent vested (and subject to additional vesting in accordance with the terms of the SERP as such plan provided immediately prior to the Change in Control, or if it results in a greater vested percentage, with vesting determined otherwise pursuant to this
Section 11(g)(i)), that is not less than a benefit calculated based upon the amount of the Officer's "Pension Goal" and "Average Compensation" and the otherwise applicable terms of the SERP, each as determined immediately prior to the Change in Control. The rights of the Officer and the obligations of the Bank with respect to the benefits described under this Section 11(g)(i)(A) shall survive the termination of this Agreement.

                  (B) In the event of termination of the Officer's employment pursuant to Section 11(c)(i) or (c)(iii), to the extent not otherwise limited pursuant to Section 8(c), notwithstanding any vesting provisions that would in other circumstances require further service under the SERP, the Officer shall be fully vested in the Officer's SERP benefit, which shall otherwise be payable in accordance with the terms of the SERP and, as applicable, Section 11(g)(i)(A).

                  (C) In the event of termination of the Officer's employment pursuant to Section 11(c)(ii) that does not otherwise constitute a termination of employment pursuant to Section 11(c)(iii), to the extent not otherwise limited pursuant to Section 8(c), the Officer shall be entitled to receive a benefit equal to the sum of the benefits calculated pursuant to the provisions of the Bank's qualified defined benefit retirement plan and the Bank's Benefit Restoration Plan (solely to the extent the Benefit Restoration Plan supplements benefits under the qualified defined benefit retirement plan), each as in effect immediately prior to the Change in Control (or, if more favorable to the Officer, as in effect immediately prior to the Effective Date of Termination), assuming that the Officer's service at the Effective Date of Termination was sufficient to vest the Officer 100% in the benefits accrued under such plans. The benefit provided for in the preceding sentence (stated in the form of a single life annuity or such other normal form of benefit as may be provided on an unreduced basis under the Bank's qualified defined benefit retirement plan) shall be offset by the benefit payable to the Officer and the Officer's beneficiaries (stated in the form of a single life annuity or such other normal form of benefit as may be provided on an unreduced basis) under the Bank's qualified defined benefit retirement plan (without regard to benefit reductions in that plan on account of benefits payable under qualified defined contribution plans, if any) and the Bank's Benefit Restoration Plan (solely to the extent the Benefit Restoration Plan supplements benefits under the qualified defined benefit retirement plan). The benefit provided pursuant to this Section 11(g)(i)(C) shall be payable at the same time and in the same form (and valued in the same manner) as benefits are payable to the Officer and the Officer's beneficiaries under the provisions of the Bank's Benefit Restoration Plan supplementing benefits under the qualified defined benefit retirement plan; provided, however, that in the event benefits are not otherwise payable to the Officer or the Officer's beneficiaries under the Bank's Benefit Restoration Plan supplementing benefits under the qualified defined benefit retirement plan, benefits pursuant to this Section 11(g)(i)(C) shall be payable in the form of a single lump sum as soon as practicable after the Effective Date of Termination, with the amount of such lump sum payment determined in the same manner, and reflecting the same level of reduction for early commencement as would apply based on the Officer's attained age and period of service under the qualified defined benefit retirement plan, that lump sum equivalent benefits are determined with respect to a benefit of the same amount under the qualified defined benefit retirement plan. Except for the offset contemplated in this
Section 11(g)(i)(C), the benefit provided for in this Section 11(g)(i)(C) shall be in addition to any benefits payable under any qualified or non-qualified pension plans or programs maintained by the Bank, provided, however, that if any SERP benefit is payable to the Officer, it shall be offset by the benefit, if any, provided pursuant to this Section 11(g)(i)(C), in accordance with the terms of the SERP.

                  (ii) In the event of termination of the Officer's employment pursuant to Section 11(c)(i), (c)(ii) or (c)(iii), to the extent not otherwise limited pursuant to Section 8(c), the Officer shall be entitled to receive in a lump sum payment an amount equal to any amounts forfeited by the Officer under the 401(k) Plan and under the Bank's Benefit Restoration Plan (solely to the extent such Benefit Restoration Plan supplements benefits under a defined contribution plan) as in effect immediately prior to the Change in Control (or, if more favorable to the Officer, as in effect immediately prior to the Effective Date of Termination).

                  (h)(i) If, on account of events described in Sections 11(c)(i), 11(c)(ii) or 11(c)(iii) following a Change in Control, any payment or other benefit paid or to be paid or any property transferred or to be transferred (collectively, a "Severance Payment") with respect to one or more calendar years by or on behalf of the Bank (or any affiliate of the Bank) to the Officer pursuant to this Agreement in connection with such Change in Control shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Bank shall pay to the Officer an additional amount (the "Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of any Excise Tax on the Severance Payment, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payment, shall be equal to the Severance Payment. In addition, if, absent a Change in Control or in other circumstances following a Change in Control, notwithstanding the reductions mandated by Section 8(c), if the SERP benefits otherwise payable to the Officer shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code subject to the Excise Tax, then the Bank shall pay to the Officer one or more Gross Up Payments such that the amount of such Gross Up Payments, when combined with such SERP benefits, after deduction of any Excise Tax on the SERP benefits, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payments, shall be equal to such SERP benefits.

                  (ii) For purposes of determining under Section 11(h)(i) whether any portion of a Severance Payment or SERP benefit will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Severance Payment or SERP benefit and payment provided for in Section 11(h)(i) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280(G)(b)(1) of the Code shall be treated as subject to the Excise Tax, unless and to the extent that tax counsel selected by the Bank's independent auditors and acceptable to the Officer is of the opinion that the Severance Payment or SERP benefit (in whole or in part) does not constitute a "parachute payment" or such "excess parachute payment" (in whole or in part) represents reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the allocable base amount within the meaning of Section 280G(b)(3) of the Code, or the Severance Payment or SERP benefit is otherwise not subject to the Excise Tax, (B) the amount of the Severance Payment or SERP benefit that is treated as subject to the Excise Tax shall be equal to the lesser of (X) the total amount of the Severance Payment or SERP benefit, as applicable, and (Y) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (A) above),
(C) any Gross Up Payment pursuant to Section 11(h)(i) shall be treated as subject to the Excise Tax in its entirety and (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (iii) If in circumstances described in Section 11(h)(i), by reason of the filing by the Officer of an amended tax return, an audit by the Internal Revenue Service or other taxing authority, or a final determination by a court of competent jurisdiction, it is determined that "excess parachute payments" exceeding those previously reported in his tax returns were received by the Officer and as a result an additional Excise Tax (the "Additional Excise Tax") shall become due, the Bank shall pay the Officer an additional amount (the "Subsequent Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of (A) any Additional Excise Tax and (B) on an after tax basis, any interest, additions and penalties with respect to the Additional Excise Tax and (C) any federal, state and local income tax, employment tax and Excise Tax upon the Subsequent Gross up Payment and (D) the payments provided for in Section 11(h)(i), shall be equal to the Severance Payment or SERP benefits, as appropriate.

                  (iv) Any Gross Up Payment required hereunder shall be made at least ten days prior to the due date (without regard to extensions) of the Officer's federal income tax return for the year with respect to which the "excess parachute payment" is deemed made under the Code. Any Subsequent Gross Up Payment required hereunder shall be made to the Officer within 30 days after the amount thereof is determined.

Notwithstanding the two immediately preceding sentences, the Bank shall pay any federal, state and local tax or taxes and employment taxes required to be withheld from the Officer's wages (within the meaning of Section 3121 and 3402 of the Code) with respect to the "excess parachute payment" and any such tax or taxes paid by the Company, the Bank or the Subsidiary to the Internal Revenue Service or state or local taxing authority shall constitute payment to the Officer.

                  (v) If the Excise Tax is finally determined (whether by the filing of an amended tax return by the Officer by audit of the Internal Revenue Service or other taxing authority, or by a final determination of a court of competent jurisdiction) to be less than the amount paid to or on behalf of the Officer under the provisions of Sections 11(h)(i)- (iv) and the overpayment is refunded to the Officer, the Officer shall repay to the Bank, promptly following the receipt of the refund, the portion of the Gross Up Payment (and/or Subsequent Gross Up Payment) attributable to such reduction of the Excise Tax (plus the portion attributable to federal, state and local income tax and employment taxes imposed on the portion being repaid by the Officer but only to the extent that the repayment may result in a tax benefit to the Officer under
Section 1341 of the Code and similar provisions of applicable state and local law).

                  (vi) The provisions of this Section 11(h) shall inure to the benefit of the Officer during the Term of this Agreement regardless of whether or not his employment is terminated, and if the Officer's employment is terminated, the rights and obligations of the Officer and the Bank under this
Section 11(h) shall survive the termination of this Agreement.

                  12. Post-Termination Obligations of the Officer. (a) Upon any termination of the Officer's employment during the Term of this Agreement or upon termination of the Officer's employment after the expiration of the Term of this Agreement or upon retirement, the Officer agrees (i) not to make any disclosure in violation of Section 12(b), (ii) to return to the Bank all material documents relating to the business of the Company, the Bank, the Subsidiary and their affiliates that are in the Officer's possession or under the Officer's control, and (iii) except if the termination or retirement occurs after a Change in Control, not to solicit (directly or indirectly), for one year following the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, the employment of any person who is an employee of the Company, the Bank, the Subsidiary or their affiliates on the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement or who, within six months prior to the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, was an employee of the Company, the Bank or Subsidiary or their affiliates unless the Officer receives written permission from the Bank to engage in the activities proscribed by this Section 12(a) or by Section 12(b) or to be relieved of any obligation under Section 12(a)(ii).

                  (b) The Officer recognizes and acknowledges that the confidential business activities and plans for business activities of the Bank and its subsidiaries and affiliates, as they may exist from time to time, are valuable, special and unique assets of the Bank. The Officer shall not, during or at any time after the Officer's employment, disclose any knowledge of the past, present or planned business activities of the Bank or its subsidiaries or affiliates that are of a confidential nature (collectively, the "Bank's Confidential Activities") to any person, firm, corporation, bank, thrift institution or other entity for any reason or purposes whatsoever. Notwithstanding anything in this Section 12(b) to the contrary, the Officer (i) may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas that are not derived from the Bank's Confidential Activities, and (ii) shall not be precluded from disclosures respecting the Bank's Confidential Activities that are (A) made pursuant to compulsory legal process or when required by an appropriate governmental agency; (B) public knowledge or become public without the Officer's breach of this Section 12(b); (C) already known to the party to whom the Officer makes such disclosures; or (D) approved by the Bank for disclosure.

                  (c) The parties, recognizing that irreparable injury will result to the Bank, its business and property in the event of the Officer's breach or threatened breach of Section 12(a) or (b), agree that in the event of such breach or threatened breach by the Officer, the Bank will be entitled, in addition to any other remedies and damages that may be available, to seek and obtain an injunction to restrain the violation of Section 12(a) or (b) by the Officer.

                  13. Notices. All notices under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, (a) to the Bank, at its address set forth above (to the attention of its Chief Executive Officer), and (b) to the Officer, at the Officer's residence address as appearing in the records of the Bank, or to such other address as either party may hereafter designate in writing in the manner provided in this Section 13. All notices under this Agreement shall be deemed given (i) upon receipt if delivered personally or (ii) two days after deposit in a facility of the U.S. Postal Service with postage prepaid. As used in this Agreement, the term "Effective Date of Termination" shall mean (A) the date specified in a notice hereunder on which such Officer's employment is to terminate, provided, however, that no such notice shall specify an Effective Date of Termination that is prior to the date on which any such notice is given or (B) for purposes of Section 11 only, the date on which the Term is to expire as a result of a notice of non-renewal given by the Bank to the Officer pursuant to Section 2 of this Agreement.

                  14. Complete Understanding. This Agreement, together with the Agreement Regarding Initial Employment Terms attached hereto as Exhibit A, constitute the complete understanding between the parties with respect to the subject matter hereof and thereof and merge and supersede all prior oral and written agreements and understandings and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof, including, without limitation, any other employment agreement heretofore executed by the Officer and the Bank or any of its subsidiaries or affiliates. In the event of any conflict between the express provisions of this Agreement and such Agreement Regarding Initial Employment Terms, the express provisions of this Agreement shall be controlling. This Agreement may not be amended, terminated or rescinded except in a writing signed by the party to be charged.

                  15. No Waiver. The failure of either party at any time to require performance by the other party of a provision of this Agreement or to resort to a remedy at law or in equity or otherwise shall in no way affect the right of such party to require full performance or to resort to such remedy at any time thereafter nor shall a waiver by either party of the breach of any provision of this Agreement be taken or held to be a waiver of any subsequent breach of such provision unless expressly so stated in writing. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged.

                  16. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

                  17. Headings. The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation of this Agreement.

                  18. Severability. If any provision of this Agreement is held by a court or other authority having competent jurisdiction to be invalid, void or otherwise unenforceable, in whole or in part, by reason of any applicable law, statute or regulation or any interpretation thereof, then (a) the remainder of the provisions of this Agreement shall remain in full force and effect and in no way affected, impaired or invalidated and (b) the provision so held to be invalid, void or otherwise unenforceable shall be deemed modified in amount, duration, scope or otherwise to the minimum extent necessary so that such provision shall not be invalid, void or otherwise unenforceable by reason of such law, statute, regulation or interpretation and such provision, as so modified, shall remain in full force and effect.

                  19. Payment of Legal Fees. If, following a Change in Control, any legal action or proceeding is commenced to enforce or interpret the provisions of this Agreement, or to recover damages for its breach, all reasonable legal fees, disbursements and court costs paid or incurred by the Officer arising out of or resulting from such action or proceeding shall be paid or reimbursed to the Officer by the Bank, provided the Officer shall be the prevailing party in such action or proceeding.

                  20. Assumption by the Company. This Agreement shall be assumable by the Company at its election. Following any such election, the obligations of the Bank under this Agreement shall become the obligations of the Company.

                  21. Taxes. Any payments due to the Officer pursuant to this Agreement shall be reduced by all applicable federal, state, city or other taxes required by law to be withheld with respect to such payments.

                  22. Limitation on Payments. Any payments made to the Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.
                                         THE DIME SAVINGS BANK
                                         OF NEW YORK, FSB


                                         By: ___________________________________

                                                Name: __________________________

                                                Title:   _______________________



Dated: ___________________               _______________________________________
                                                    RICHARD A. MIRRO